UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                             -----------------------


                                    FORM 8-K



                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15 (d) OF THE
                       SECURITIES AND EXCHANGE ACT OF 1934



Date of earliest event reported:                               November 8, 1999
Date of report:                                                November 17, 1999



                         SUBURBAN PROPANE PARTNERS, L.P.
                         -------------------------------
             (Exact name of registrant as specified in its charter)



DELAWARE                               1-14222              22-3410353
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(State or other jurisdiction of        (Commission          (I.R.S. Employer
incorporation or organization)          File No.)            Identification No.)



240 ROUTE 10 WEST,         WHIPPANY, NJ      07981
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(Address of principal executive office)     (Zip Code)

(973) 887-5300
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(Registrant's telephone number, including area code)






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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

On November 8, 1999, Suburban Propane Partners, L.P. ("Suburban"), consummated its previously announced purchase of the assets of SCANA Propane Gas, Inc., SCANA Propane Storage, Inc., SCANA Propane Supply, Inc., USA Cylinder Exchange, Inc., and C&T Pipeline, LLC from SCANA Corporation for $86 million plus working capital. SCANA Propane Gas, Inc. distributes approximately 20 million gallons annually and services more than 40,000 customers from 22 customer service centers in North and South Carolina. USA Cylinder Exchange, Inc. operates an automated 20-lb. propane cylinder refurbishing and refill center in Hartsville, South Carolina, selling to approximately 1,600 grocery and convenience stores in the Carolinas, Georgia and Tennessee. SCANA Propane Storage, Inc. owns a 60 million gallon storage cavern in Tirzah, South Carolina which is connected to the Dixie Pipeline by the 62 mile propane pipeline owned by C&T Pipeline, LLC. Suburban has obtained the funds for the acquisition from a new $175 million Revolving Credit Agreement with a syndicate of banks led by First Union National Bank as administrative agent.


















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                                   SIGNATURES



PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED:








                                     SUBURBAN PROPANE PARTNERS, L.P.



DATE:  NOVEMBER 17,  1999             BY:   /S/ ANTHONY M. SIMONOWICZ
                                            -------------------------
                                                ANTHONY M. SIMONOWICZ
                                                VICE PRESIDENT,  CHIEF FINANCIAL
                                                OFFICER

                                      BY:   /S/ EDWARD J. GRABOWIECKI
                                            -------------------------
                                                EDWARD J. GRABOWIECKI
                                                VICE PRESIDENT, CHIEF ACCOUNTING
                                                OFFICER